CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants we hereby consent to the incorporation by reference in this Post Effective Amendment No. 56 Form N-1A filing of The Victory Portfolios of our auditors' report on the financial statements of the Gradison Government Reserves Fund dated October 23, 1998 and to all references to our Firm included in or made a part of this Post Effective Amendment No.56 Form N-1A.

                                               /s/ ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
November 30, 1999